Exhibit 21
                                                                    ----------




                           Subsidiaries of the Registrant
                           ------------------------------





                                       State of             Names of
      Significant Subsidiary         Organization      Business Operations
- - ---------------------------------    ------------      -------------------

Meredith Cable, Inc.                     Iowa          Meredith Cable

Meredith/New Heritage Partnership        Iowa          Meredith Cable

Meredith/New Heritage Strategic
 Partners, L.P.                          Iowa          Meredith Cable
                                                       North Central Cable
                                                        Communications
                                                        Corporation












All other subsidiaries of the Company, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.